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                                                              EXHIBIT 11.1


             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


PRIMARY EARNINGS PER SHARE                                                      THREE MONTHS ENDED
                                                                                     JUNE 30,
                                                                        ----------------------------------
                                                                              1996               1995
                                                                        ---------------     --------------
Weighted Average Common and Common
  Equivalent Shares:

Weighted Average Common Stock
  Outstanding During the Period                                          88,769,034             71,585,874

Weighted Average Common Equivalent
  Shares                                                                  7,999,184             10,429,126
                                                                        -----------            -----------
                                                                         96,768,218             82,015,000
                                                                        ===========            ===========
Net income                                                              $11,393,000            $ 4,062,000
                                                                        ===========            ===========
Net income per common share                                                   $0.12                  $0.05
                                                                        ===========            ===========



FULLY DILUTED EARNINGS PER SHARE                                                THREE MONTHS ENDED
                                                                                     JUNE 30,
                                                                        ----------------------------------
                                                                              1996               1995
                                                                        ---------------     --------------

Weighted Average Common and
  Common Equivalent Shares:

Weighted Average Common Stock
  Outstanding During the Period                                          88,769,034             71,585,874

Weighted Average Common
  Equivalent Shares                                                       7,800,924             10,472,792
                                                                        -----------            -----------
                                                                         96,569,958             82,058,666
                                                                        ===========            ===========
Net income                                                              $11,393,000            $ 4,062,000
                                                                        ===========            ===========
Net income per common share                                                   $0.12                  $0.05
                                                                        ===========            ===========